Exhibit 99.1

                    Digital Impact Reports Fiscal Q1 Results

     SAN MATEO, Calif.--(BUSINESS WIRE)--July 22, 2004--Digital Impact, Inc. (Nasdaq:DIGI), a leading provider of integrated digital marketing solutions for Global 2000 enterprises, today announced financial results for its fiscal first quarter ended June 30, 2004.
     Digital Impact reported fiscal first quarter revenues of $10.4 million, down five percent from the same quarter last year. The net loss for the quarter was $884,000, or $0.03 per share, compared to a net loss of $293,000, or $0.01 per share, for the same quarter last year. Total operating expenses for the quarter were $6.2 million, slightly down from the same quarter last year. Gross margin for the quarter was 51%, compared to 56% for the same period last year.
     "We continue to do a good job of controlling expenses. The declines in revenue and gross margin were the result of year-over-year price reductions combined with the effect of spam on our acquisition services business," said David Oppenheimer, Chief Financial Officer. "However, with paid search now the number one form of on-line customer acquisition, we expect to grow our revenues in this area through the recent acquisition of Marketleap."
     Earnings before interest, taxes, depreciation and amortization (EBITDA) for the period ended June 30, 2004 was $222,000. The difference between EBITDA and the Company's $884,000 of net loss is primarily due to the depreciation of hardware, and the amortization of software assets and stock based compensation.
     The Company ended the quarter with $27 million in cash, cash equivalents, short-term investments and restricted cash, a $323,000 decrease from the prior quarter.
     "As I indicated during last quarter's investor conference call, our growth plans are focused on expanding our integrated digital marketing programs, specifically in the area of search. We are laying the foundation for future top-line growth as we implement our integrated digital marketing plan through the acquisition of Marketleap and the addition of several new key employees," said William Park, Chairman and Chief Executive Officer.

     Outlook

     For the seasonally slow fiscal second quarter, revenues are projected to be $10.0 million to $10.5 million. The GAAP net loss for the quarter is expected to be $0.04 to $0.06 per share, including non-cash charges of $600,000, or two cents per share, related to the acquisition of Marketleap. Exclusive of these non-cash charges for stock-based compensation of $550,000 and the amortization of intangibles of $50,000, the Company expects pro forma net loss per share to be in the range of $0.02 to $0.04 for the quarter.
     For the full year, the Company anticipates modest revenue growth. The forecast for fiscal 2005 calls for a GAAP net loss of $0.05 to $0.08 per share, including stock-based compensation of $1.1 million and intangible amortization charges of $100,000 for a total of $1.2 million or $0.03 per share. Exclusive of these non-cash merger related charges, pro forma net loss per share is projected to be in the range of $0.02 to $0.05 per share for the year.

     Fiscal First Quarter 2005 Conference Call

     Digital Impact's conference call will be held at 12:30 p.m. PT today. Those wishing to participate should call 973-935-2402 (domestic and international) or access the call at www.digitalimpact.com at approximately 12:20 p.m. PT. A replay of the call will be available until July 30, 2004, by dialing 877-519-4471 (international callers can access the replay by dialing 973-341-3080) and entering reservation #4960849, or at www.digitalimpact.com and on http://www.fulldisclosure.com/.

     Non-GAAP Measures

     To supplement our consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of pro forma net loss, pro forma net loss per share and EBITDA, which are adjusted from results based on GAAP to exclude certain expenses, recoveries and losses. These non-GAAP measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, recoveries and losses that may not be indicative of our core operating results. These measures should be considered in addition to, and not as a substitute for, or superior to, results prepared in accordance with generally accepted accounting principles. Consistent with our historical practice, the non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

     About Digital Impact

     Digital Impact is a leading provider of integrated digital marketing solutions for Global 2000 enterprises including Marriott, The Gap, and Hewlett-Packard. Digital Impact combines agency services with world-class campaign execution on a proprietary technology platform to deliver superior marketing results for clients. The Company's proprietary IMPACT(TM) platform combines campaign management with advanced analytics to assist account and client teams in designing, sending and analyzing direct marketing communications. The company creates and executes campaigns across multiple media channels: including personalized email, targeted websites, banner and other web advertisements, search engines, and direct mail (print). Digital Impact is a member of the TRUSTe Privacy Program and the NAI's Email Service Provider Coalition and works only with companies that adhere to appropriate consumer privacy guidelines. Digital Impact was founded in 1997 and has offices in Silicon Valley, New York and London. The Company is publicly traded on the Nasdaq Stock Market under the ticker symbol DIGI.

     Safe Harbor Statement

     Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "predicts," and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future. The forward-looking statements in this release include, without limitation, statements regarding expected revenue and other measurements. The forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Risks that could cause actual results to differ materially from those anticipated in the forward-looking statement include, without limitation, the risk that the costs of integration of Marketleap may be greater than expected and the risks of losing clients or failing to acquire new clients. Other information about factors that could cause actual results to differ materially from those predicted in Digital Impact's forward-looking statements is set out in its annual report on Form 10-K and quarterly reports on Forms 10-Q filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Except as required by law, Digital Impact undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.
     Further risks are detailed in Digital Impact's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.

     -- Digital Impact is a registered trademark of Digital Impact, Inc. All other brands or trademarks are the property of their respective owners.


                         DIGITAL IMPACT, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (in thousands, except per share amounts) (unaudited)




                                                   Three Months Ended
                                                         June 30,
                                                 ---------------------
                                                    2004       2003
                                                 ---------- ----------

   Revenues                                        $10,411    $10,928
   Cost of revenues                                  5,135      4,788
                                                 ---------- ----------
   Gross profit                                      5,276      6,140

   Operating expenses:
     Research and development                          984      1,454
     Sales and marketing                             3,384      3,051
     General and administrative                      1,820      1,713
     Amortization of purchased intangibles               -        161
                                                 ---------- ----------
       Total operating expenses                      6,188      6,379
                                                 ---------- ----------

   Loss from operations                               (912)      (239)

   Other income (expense)                               28        (54)
                                                 ---------- ----------
   Net loss                                          $(884)     $(293)
                                                 ========== ==========

   Basic and diluted net loss per share             $(0.03)    $(0.01)
                                                 ========== ==========

   Weighted average shares used in basic and
    diluted net loss per share                      34,260     31,670
                                                 ========== ==========

   Pro forma net loss (A)                            $(856)     $(107)
                                                 ========== ==========

   Basic and diluted pro forma net loss per
    share                                           $(0.03)    $(0.00)
                                                 ========== ==========


  (A) Excludes charges for stock-based compensation and amortization of purchased intangibles.



                         DIGITAL IMPACT, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                      (In thousands) (unaudited)




                                         June 30,  March 31,
                                           2004      2004     Change
                                         --------- --------- ---------

  ASSETS:
  Current assets:

   Cash and cash equivalents              $25,727   $25,550      $177
   Short-term investments                     108       608      (500)
   Accounts receivable, net                 7,765     8,172      (407)
   Prepaid expenses and other current
    assets                                  1,491     1,385       106
                                         --------- --------- ---------
  Total current assets                     35,091    35,715      (624)
                                         --------- --------- ---------

  Net property and equipment                5,779     6,100      (321)

  Restricted cash                           1,164     1,164         -
  Intangible assets                         2,002     2,002         -
  Other assets                                369       380       (11)
                                         --------- --------- ---------
  Total assets                            $44,405   $45,361     $(956)
                                         ========= ========= =========



                                          June 30,  March 31,
                                            2004      2004     Change
                                          --------- ---------- -------

 LIABILITIES & STOCKHOLDERS' EQUITY:
 Current liabilities:

  Accounts payable                          $1,055     $1,100    $(45)
  Deferred revenues                          1,565      2,087    (522)
  Accrued liabilities                        2,567      2,920    (353)
  Current portion of capital lease
   obligations                                   -          -       -
  Current portion of long-term debt            333        158     175
                                          --------- ---------- -------
 Total liabilities                           5,520      6,265    (745)
                                          --------- ---------- -------

 Long-term debt, less current portion          174         80      94
                                          --------- ---------- -------
 Total liabilities                           5,694      6,345    (651)

 Total stockholders' equity                 38,711     39,016    (305)
                                          --------- ---------- -------
 Total liabilities and stockholders'
  equity                                   $44,405    $45,361   $(956)
                                          ========= ========== =======


                         DIGITAL IMPACT, INC.
  RECONCILIATION FROM GAAP NET LOSS TO PRO FORMA NET LOSS AND EBITDA
                      (in thousands) (unaudited)




                                                  Three Months Ended
                                                       June 30,
                                                 ---------------------
                                                   2004       2003
                                                 ---------- ----------

  Net loss                                           $(884)     $(293)

  Excluded for pro forma net loss:
   Amortization of purchased intangibles                 -        161
   Stock-based compensation                             28         25
                                                 ---------- ----------

   Pro forma net loss                                $(856)     $(107)

  Excluded for EBITDA:
   Other (income) and expense                          (28)        54
   Depreciation and amortization                     1,106      1,429
                                                 ---------- ----------

   EBITDA                                             $222     $1,376
                                                 ========== ==========


   EBITDA Definition: Earnings before other income and expense, taxes, depreciation, amortization, and stock-based compensation.


     CONTACT: Digital Impact
              David Oppenheimer, 650-356-3400 (CFO)
              ir@digitalimpact.com
              or
              Kalt Rosen & Co.
              Howard Kalt, 415-397-2686
              kalt@krc-ir.com